UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  5/21/2014

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

2525 East 29th Ave.

Suite. 10-B

Spokane, WA 99223

 (Address of principal executive offices)

(509) 838-7019

(Registrant’s telephone number)

___________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 8.01  Other Events

On May 21, 2014, Greenplex Services, Inc. entered into a preliminary Product Research and Development Agreement with Botanical Extractor Research Group LLC, (“BERG”), a Limited Liability Company organized in the state of Washington.  A botanical extractor is a device that utilizes one or more techniques to extract cannabinoids and other active ingredients from by-products, waste and trim derived from a marijuana plants after they have been harvested.  The agreement is subject to Greenplex securing additional funding of at least $1.8 million.  The objectives of the Agreement are to undertake research on a variety of potentially new extractor designs, different extraction methodologies and investigating the possible utilization of different organic or inorganic media as solvents.  Greenplex will provide funding for the research program on an hourly basis and any new technology, scientific advancement, innovative equipment designs, or new products resulting from work by BERG will become the property of Greenplex.  Any product developed by Botanical Extractor Research Group LLC pursuant to the contract with Greenplex is subject to a royalty equal to three percent (3%) of the net selling price.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
10.1	Product Research and Development Agreement between Botanical Extractor Research Group LLC and Greenplex Services, Inc. dated May 21, 2014.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenplex Services, Inc. (Registrant)

Date: May 27, 2014 By: /s/ Victor T. Foia Victor T. Foia President and CEO

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